Exhibit 99.3

PDL BIOPHARMA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended March 31,
	2007	2006
REVENUES:
Product sales, net	49,127	37,547
Royalties	48,595	43,970
License, collaboration and other	10,261	9,695

Total revenues	107,983	91,212

COSTS AND EXPENSES:
Cost of product sales	24,998	22,959
Research and development	55,625	58,586
Selling, general and administrative	37,941	35,344
Other acquisition-related charges	1,436	1,118

Total costs and expenses	120,000	118,007

Operating loss	(12,017)	(26,795)

Interest and other income, net	5,032	3,330
Interest expense	(3,557)	(2,650)

Loss before income taxes	(10,542)	(26,115)
Income tax expense	64	115

Net loss	$(10,606)	$(26,230)

NET LOSS PER SHARE:

Basic and diluted	$(0.09)	$(0.23)

Weighted average shares — basic and diluted	115,104	112,472

In addition to the consolidated financial statements presented in accordance with GAAP, PDL uses non-GAAP measures of operating performance, which are adjusted from results based on GAAP to exclude amortization of intangible assets; depreciation of property and equipment; stock-based compensation expense; interest income and other, net; interest expense; income taxes and certain other miscellaneous items. PDL believes that the non-GAAP results provide added insight into its performance by focusing on results generated by its ongoing operations. PDL uses the non-GAAP results when assessing the performance of its ongoing operations, in making resource allocation decisions and for planning and forecasting. Additionally, PDL considers these non-GAAP results in awarding bonus and other incentive compensation to its employees, including management. The non-GAAP financial measures should be considered as a supplement to, not as a substitute for, or superior to, the measures of financial performance prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures.

PDL BIOPHARMA, INC.

NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (1)

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended March 31,
	2007	2006
REVENUES:
Product sales, net	$49,127	$37,547
Royalties	48,595	43,970
License, collaboration and other	10,261	9,695

Total revenues	107,983	91,212

COSTS AND EXPENSES:
Cost of product sales	16,626	12,394
Research and development	47,432	47,609
Selling, general and administrative	33,135	27,961

Non-GAAP costs and expenses	97,193	87,964

Non-GAAP net income	$10,790	$3,248

NON-GAAP NET INCOME PER SHARE:

Basic	$0.09	$0.03

Weighted average shares — basic	115,104	112,472

Diluted	$0.09	$0.03

Weighted average shares — diluted (2)	117,765	118,287

(1)	These non-GAAP condensed consolidated statements of operations exclude amortization of intangible assets; depreciation of property and equipment; stock-based compensation expense; interest income and other, net; interest expense; income taxes and certain other miscellaneous items that were not classified in the foregoing categories and are identified below.

During the three months ended March 31, 2007, the miscellaneous excluded items consisted of other acquisition-related charges of $1.4 million related to the operations of ESP Pharma Holding Company, Inc. prior to the Company’s acquisition of ESP Pharma on March 23, 2005, primarily product returns, as well as returns of Retavasefor sales made prior to the Company’s acquisition of the rights to the product from Centocor, Inc. on the same date. During the three months ended March 31, 2006, the miscellaneous excluded items consisted of (a) other acquisition-related charges of $1.1 million and (b) a $4.1 million charge for payments to Wyeth in consideration of Wyeth’s consent to the Company’s transfer of the Company’s rights to the off-patent branded products.

(2)	These weighted average shares exclude the impact of 12.4 million shares and 10.6 million shares of common stock underlying the convertible notes the Company issued in July 2003 and February 2005, respectively.

PDL BIOPHARMA, INC.

RECONCILIATION OF NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS TO GAAP

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended March 31, 2007
		Adjustments
	Non-GAAP Results	Amortization of Intangible Assets	Depreciation of Property and Equipment	Stock-Based Compensation Expenses	Other Excluded Items	GAAP Results As Reported
REVENUES:
Product sales, net	$49,127	$—	$—	$—	$—	$49,127
Royalties	48,595	—	—	—	—	48,595
License, collaboration and other	10,261	—	—	—	—	10,261

Total revenues	107,983	—	—	—	—	107,983

COSTS AND EXPENSES:
Cost of product sales	16,626	8,372	—	—	—	24,998
Research and development	47,432	412	4,918	2,863	—	55,625
Selling, general and administrative	33,135	—	2,460	2,346	—	37,941
Other acquisition-related charges	—	—	—	—	1,436	1,436

Total costs and expenses	97,193	8,784	7,378	5,209	1,436	120,000

Operating income (loss)	10,790	(8,784)	(7,378)	(5,209)	(1,436)	(12,017)

Interest and other income, net	—	—	—	—	5,032	5,032
Interest expense	—	—	—	—	(3,557)	(3,557)

Income (loss) before income taxes	10,790	(8,784)	(7,378)	(5,209)	39	(10,542)

Income tax expense	—	—	—	—	64	64

Net income (loss)	$10,790	$(8,784)	$(7,378)	$(5,209)	$(25)	$(10,606)

NET INCOME (LOSS) PER SHARE:
Basic	$0.09					$(0.09)

Weighted average shares — basic	115,104					115,104

Diluted	$0.09					$(0.09)

Weighted average shares — diluted	117,765					115,104

	Three Months Ended March 31, 2006
		Adjustments
	Non-GAAP Results	Amortization of Intangible Assets	Depreciation of Property and Equipment	Stock-Based Compensation Expenses	Other Excluded Items	GAAP Results As Reported
REVENUES:
Product sales, net	$37,547	$—	$—	$—	$—	$37,547
Royalties	43,970	—	—	—	—	43,970
License, collaboration and other	9,695	—	—	—	—	9,695

Total revenues	91,212	—	—	—	—	91,212

COSTS AND EXPENSES:
Cost of product sales	12,394	10,565	—	—	—	22,959
Research and development	47,609	487	7,052	3,438	—	58,586
Selling, general and administrative	27,961	—	552	2,708	4,123	35,344
Other acquisition-related charges	—	—	—	—	1,118	1,118

Total costs and expenses	87,964	11,052	7,604	6,146	5,241	118,007

Operating income (loss)	3,248	(11,052)	(7,604)	(6,146)	(5,241)	(26,795)

Interest and other income, net	—	—	—	—	3,330	3,330
Interest expense	—	—	—	—	(2,650)	(2,650)

Income (loss) before income taxes	3,248	(11,052)	(7,604)	(6,146)	(4,561)	(26,115)

Income tax expense	—	—	—	—	115	115

Net income (loss)	$3,248	$(11,052)	$(7,604)	$(6,146)	$(4,676)	$(26,230)

NET INCOME (LOSS) PER SHARE:
Basic	$0.03					$(0.23)

Weighted average shares — basic	112,472					112,472

Diluted	$0.03					$(0.23)

Weighted average shares — diluted	118,287					112,472